UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )
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     ☐       Definitive Proxy Statement
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     ☐       Soliciting Material Pursuant to §240.14a-12
TRIDENT MICROSYSTEMS, INC.

(Name of Registrant as Specified In Its Charter)
n/a

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TRIDENT MICROSYSTEMS FILES DEFINITIVE PROXY STATEMENT
RELATING TO THE PROPOSED TRANSACTION WITH NXP
Company Sets Stockholders’ Meeting Date
Santa Clara, CA -Dec. 18, 2009 — Trident Microsystems, Inc. (Nasdaq: TRID) today announced the company has filed with the Securities and Exchange Commission the definitive proxy statement relating to the proposed acquisition of the television systems and set-top box business lines from NXP B.V. and has begun mailing it to its stockholders.
Trident’s annual meeting of stockholders will be held on Monday, January 25, 2010, to consider and vote on proposals to approve the transaction and related matters. The board of directors of Trident Microsystems has fixed the close of business on December 10, 2009 as the record date for determining the stockholders entitled to receive notice of, and vote at, the annual meeting.
The meeting will be at 2:00 p.m., local time, at Trident’s offices at 3408 Garrett Drive, Santa Clara, California 95054.
About Trident Microsystems, Inc.
Trident Microsystems, Inc., with headquarters in Santa Clara, California, designs, develops and markets integrated circuits, or ICs, and associated software for digital media applications, such as digital televisions and LCD televisions. Trident’s products are sold to a network of OEMs, original design manufacturers and system integrators worldwide. For further information about Trident and its products, please consult the Company’s web site: http://www.tridentmicro.com.
This communication contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 which represent the current expectations and beliefs of management of Trident concerning the proposed acquisition of the televisions systems and set-top box business lines from NXP B.V. and other future events and their potential effects on Trident. Such statements are based upon the current beliefs and expectations of our management, are not guarantees of future results and are subject to a significant number of risks and uncertainties. These forward-looking statements are inherently subject to significant business, economic and competitive uncertainties and contingencies and risk relating to the merger, many of which are beyond our control, including the risk that the proposed acquisition may not close; that the requisite stockholder approvals may not be obtained; and that difficulties may be encountered in integrating the combined businesses and realizing the potential synergies of the proposed combination; among the other risks and uncertainties faced by Trident, as reported in its most recent Forms 10-K, Forms 10-Q and other filings with the Securities and Exchange Commission (the “SEC”). No forward-looking statements in this filing or those filings should be relied upon as representing Trident’s views or expectations as of any subsequent date and neither company undertakes any obligation to revise or update any such forward-looking statement to reflect events or circumstances that may arise after the statement was made.
In connection with the proposed acquisition, Trident has filed with the SEC a proxy statement for the stockholders of Trident, and Trident may be filing other documents with the SEC regarding the proposed acquisition. The definitive proxy statement will be mailed to stockholders of Trident. BEFORE MAKING ANY VOTING DECISION, TRIDENT’S STOCKHOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY, BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED ACQUISITION. Investors and stockholders may obtain, without charge, a copy of the definitive proxy statement, as well as other relevant documents containing important information about Trident at the SEC’s website (http://www.sec.gov). Trident’s stockholders also may obtain, without charge, a copy of the definitive proxy statement and other relevant documents by directing a request by mail or telephone to Trident, 3408 Garrett Drive, Santa Clara, California 95054, Attention: Investor Relations, (408) 764-8808. Information about Trident’s directors and executive officers and other persons who may be deemed to be participants in the solicitation of proxies from Trident’s stockholders is set forth in Trident’s Annual Report on Form 10-K for the fiscal year ended June 30, 2009, as amended by Trident’s Annual Report on Form 10-K/A, which were filed with the SEC on September 11, 2009 and October 27, 2009, respectively, and the definitive proxy statement for Trident’s Annual Meeting of Stockholders, which was filed with the SEC on Schedule 14A on December 18, 2009.